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EXHIBIT #  EXHIBIT TITLES
11.1       Computation of Earnings Per Common Share


                                                                    EXHIBIT 11.1

                             J.D. EDWARDS & COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended January 31,
                                                                  ------------------------------
                                                                      1997            1998
                                                                    ---------      ---------
BASIC EARNINGS PER SHARE
Net income                                                          $   2,329      $   6,426
                                                                    =========      =========

Weighted average number of
  common shares outstanding                                            79,094         93,413

Basic earnings per common share                                     $    0.03      $    0.07
                                                                    =========      =========


DILUTED EARNINGS PER SHARE
Net income                                                          $   2,329      $   6,426
                                                                    =========      =========

Shares outstanding
Weighted average number of
  common shares outstanding                                            79,094         93,413

Assuming exercise of stock options                                     22,145         20,658
Assuming repurchase of treasury stock                                  (7,719)        (5,955)
                                                                    ---------      ---------
   Net incremental shares                                              14,426         14,703
Weighted average number of
  common shares outstanding as adjusted                                93,520        108,116
                                                                    =========      =========


Diluted earnings per common share                                   $    0.02      $    0.06
                                                                    =========      =========

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